Exhibit 99.2

ZAGG Inc Reports Financial Results for Second Quarter 2013

•	Net sales of $51.2 million
•	Adjusted EBITDA of $10.5 million
•	GAAP diluted EPS of $0.09 and pro forma diluted EPS of $0.20
•	Cash flow from operations year-to-date of over $19.0 million
•	Paid down $15.1 million on line of credit and term note
•	Reaffirms 2013 revenue guidance; introduces new Adjusted EBITDA guidance

SALT LAKE CITY—August 1, 2013 --  ZAGG Inc (NASDAQ: ZAGG), a market leader in innovative mobile device accessories and technologies, today announced financial results for the second quarter ended June 30, 2013.

“Recent industry data confirms ZAGG as one of the leading brands in the mobile computing accessories market. ZAGG is the number one brand by revenue in tablet accessories, and iFrogz is one of the top five brands in personal audio during the last year in terms of units sold. These results from the latest market data reports validate the success of our brand and product strategies,” said Randy Hales, president and CEO.  “In response to our reduced sales this year, we focused aggressively on cost management resulting in improved gross margin and EBITDA during the quarter. My increased involvement in sales and today’s announcement of Jason Schwartz joining the company as COO adds additional management focus on top line growth and profitability.”

Second Quarter Highlights (second quarter 2013 versus second quarter 2012)

•	Net sales of $51.2 million versus $61.6 million
•	Gross margins of 42.1% versus 46.1%
•	Adjusted EBITDA of $10.5 million versus $15.1 million
•	GAAP diluted EPS of $0.09 versus $0.18
•	Generated over $5.0 million in operating cash flow or over $19.0 million year-to-date
•	Paid down $13.1 million on line of credit and $2.0 million on term note
•	invisibleSHIELD sales represented 38% of net sales versus 41%
•	Keyboard sales represented 25% of net sales versus 28%
•	iFrogz Audio represented 21% of net sales versus 15%

Second Quarter Results

Net sales for the second quarter of 2013 decreased 16.9% to $51.2 million from $61.6 million in the same quarter last year.  Last year’s second quarter benefited from the sale of high ASP tablet products for the iPad 3 which launched in Mid-March of 2012.

Revenue by channel was 86% through indirect channels, 9% through ZAGG.com and iFrogz.com and 5% through the Company’s mall cart and kiosk programs.

Gross profit for the second quarter was $21.5 million or 42.1% of net sales, versus $28.4 million or 46.1% of net sales in the second quarter of the prior year. Gross profit as a percentage of sales was impacted by the shift in product mix as sales of invisibleSHIELD products, our highest margin product category, decreased as a percentage of overall sales compared to the second quarter of 2012; while sales of iFrogz audio products, a lower margin product category, increased as a percentage of overall sales compared to the second quarter of 2012.

Operating income for the second quarter of 2013 was $5.4 million compared to operating income of $10.8 million for the second quarter of 2012.

Net income for the second quarter of 2013 was $2.8 million or $0.09 per diluted share as compared to net income of $5.8 million or $0.18 per diluted share in the second quarter of 2012.

Pro forma net income for the second quarter of 2013 was $6.3 million or $0.20 per diluted share as compared to pro forma net income of $8.6 million or $0.27 per diluted share in the second quarter of 2012.

Adjusted EBITDA for the second quarter of 2013 was $10.5 million versus $15.1 million of Adjusted EBITDA in the second quarter of 2012.

About Non-GAAP Financial Information

ZAGG considers earnings before stock-based compensation expense, depreciation and amortization, other income/expense, impairment of investment, and provision for income taxes ("Adjusted EBITDA") to be an important financial indicator of the Company's operational strength and the performance of its business.

In addition, ZAGG considers earnings before stock-based compensation expense, amortization, impairment of investment, and other income/expense (excluding cash interest expense), net of tax effects where applicable, (“pro forma net income”) to be a valuable metric in respect of the operational performance of the Company.

These results should be considered in addition to results prepared in accordance with generally accepted accounting principles ("GAAP"), but should not be considered as a substitute for, or superior to, GAAP results.

A reconciliation of the differences between Adjusted EBITDA and pro forma net income, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" immediately following the Condensed Consolidated Statements of Operations included below.

Outlook

In a press release dated July 16, 2013, the Company revised full year revenue guidance for 2013 down to a range of $245 million - $252 million from the previous range of $274 million - $280 million. The Company will also revise full year Adjusted EBITDA guidance to $41.0 million - $ 42.2 million from the previous range of $55 million - $57 million. Our new Adjusted EBITDA guidance reflects our anticipated investment against sales and product for the remainder of the year, possible increase in air freight expenses for product that will ship with new mobile device launches, and marketing spend for new products being launched in the second half of the year.

Conference Call

A conference call will be held today at 5:00 p.m. EDT to review these results. Interested parties may access via the Internet on the Company’s website at:

http://investors.zagg.com.

Non-GAAP Financial Disclosure

Investors are cautioned that the Adjusted EBITDA (earnings before stock-based compensation expense, depreciation and amortization, other income/expense, impairment of investment, and provision for income taxes) and pro forma net income (earnings before stock-based compensation expense, amortization, impairment of investment, and other income/expense [excluding cash interest expense], net of tax effects where applicable) contained in this press release are not financial measures under generally accepted accounting principles. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. For comparative purposes, we applied an annualized statutory tax rate of 38.25% to derive the pro forma net income and pro forma EPS. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Statement

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in filings made by the company with the Securities and Exchange Commission.

About ZAGG Inc:

ZAGG Inc and its subsidiaries (collectively, the “Company”, or “ZAGG”) design, produce, and distribute creative product solutions such as protective coverings, keyboards, keyboard cases, earbuds, portable batteries, and device cleaning accessories for mobile devices under the family of ZAGG brands. Within the family of the ZAGG brands are products sold under the following names:  invisibleSHIELD®, ZAGGskins™, ZAGGbuds™, ZAGGsparq™, ZAGGfolio™, ZAGGmate™, ZAGGkeys™, ZAGGkeys PRO™, ZAGGkeys PRO Plus™, ZAGGkeys PROfolio, ZAGGkeys PROfolio+, ZAGGkeys MINI 7, and ZAGGkeys MINI 9.

In addition, the Company designs, produces, and distributes cases, Near-Field Audio™ amplifying speakers, earbuds, traditional headphones, and gaming headphones for mobile devices under the family of iFrogz brands in the value-priced lifestyle sector. Within the iFrogz brand portfolio are products sold under the following names: iFrogz™, Earpollution™, Caliber™, and Animatone™.

Investor Relations:
Genesis Select Corp.
Kim Rogers-Carrete, 303-415-0200
krogersc@genesisselect.com
or

Media:
LANE PR
Jane Taber, 503-546-7888
jane@lanepr.com
or

Company:
ZAGG Inc
Nathan Nelson, 801-263-0699 ext. 107
nnelson@zagg.com

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